UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 27, 2008

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICER

On July 01, 2008, ONI BioPharma, Inc. (Oragenics, Inc. d/b/a ONI BioPharma Inc., the “Company”) announced that David Hirsch has been appointed Chief Operating Officer of the Company. In addition, Mr. Hirsch has been appointed Chief Financial Officer to succeed Dotti Delfino upon Ms. Delfino’s July 15, 2008 retirement. Mr. Hirsch joined the Company in early May and assumed the role of Chief Operating Officer effective June 27, 2008 and will assume the role of Chief Financial Officer effective July 15, 2008. Ms. Delfino will remain the Chief Financial Officer of the Company and assist with the role transition through July 15, 2008 and remain with the Company on a consultant basis until July 2009.

Mr. Hirsch began working for the company as a consultant in April of this year and joined the Company as a full-time employee in May. Prior to joining ONI BioPharma, Mr. Hirsch operated a boutique legal and consulting practice with a focus on financing and advising emerging technology companies. Prior to starting his own firm, he was a Manager in the Restructuring group at Deloitte and Touche, LLP in San Francisco, California and an associate at a The Cottonwood Group, a venture capital firm in San Mateo, California. He holds a MSIA (MBA) from the Tepper School of Business at Carnegie Mellon University, a JD from Drake University Law School and a BA in Economics from Indiana University. Mr. Hirsch is also a licensed attorney in the States of Florida and Indiana.

Under his compensation arrangement with the Company Mr. Hirsch receives an annual base salary of not less than $150,000 and will be eligible for bonuses of up to 40% of his annual salary based on appropriate Company based and individual based targets which could be increased to up to 100% in the discretion of the Board of Directors or Compensation Committee. Mr. Hirsch received a stock option award of 500,000 shares of Company common stock. Of these shares 66,667 vested immediately and the remainder which will vest in increments when the closing price of the Company’s common stock reaches certain price levels as follows: 100,000 at $1.00 per share; 100,000 at $2.00 per share; 100,000 at $3.00 per share and 133,333 at $5.00 per share. If his employment is terminated by the Company other than for cause, disability or death or if Mr. Hirsch terminates his employment with the Company for good reason, the Company will pay him each month for a period of 9 months an amount equal to one-twelfth of his annual base salary. Notwithstanding the preceding sentence, in lieu of such severance the Company will be obligated to pay Mr. Hirsch each month for a period of 24 months an amount equal to one-twelfth of his annual base salary if he is terminated within six months of a change in control (as such term is defined in the employment agreement) that was not approved by the Board of Directors, other than in the event of voluntary termination by Mr. Hirsch, death, disability or termination by the Company for cause.

A copy of the June 30, 2008 press release announcing the retirement and resignation of Ms. Delfino as chief financial officer and the appointment of Mr. Hirsch as Chief Operating Officer and Chief Financial Officer is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
99.1	Press Release dated July 1, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 30th day of June, 2008.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Stanley Stein
Stanley Stein
President and Chief Executive Officer